Exhibit 13.2

CERTIFICATION

In connection with the annual report on Form 20-F of Aluminum Corporation of China Limited (the “Company”) for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on April 22, 2022, as amended by Amendment No. 1 thereto on Form 20-F/A (the “Report”), I, GE Xiaolei, Chief Financial Officer and Secretary to the Board of the Company, certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 31, 2022
By:	/s/ Ge Xiaolei
Name:	Ge Xiaolei
Title:	Chief Financial Officer and Secretary to the Board

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.